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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated February 27, 1998, on the financial statements of Galbraith Acquisition Company, Inc. and Subsidiary included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                                     Wolfe and Company, P.C.

                                                     /s/ WOLFE AND COMPANY, P.C.

Abilene, Texas
September 11, 1998